As filed with the Securities and Exchange Commission on April 6, 2016

Registration No.  333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SPHERIX INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	52-0849320
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer identification No.)

1350 Ave of the Americas, 2nd Floor, New York, NY 10019

(Address of principal executive offices) (Zip Code)

Spherix Incorporated 2014 Equity Incentive Plan

(full title of the plan)

Anthony Hayes

Chief Executive Officer

Spherix Incorporated

1350 Ave of the Americas, 2nd Floor

New York, NY 10019

(Name and address of agent for service)

Telephone: (703) 992-9260

(Telephone number, including area code, of agent for service)

With a copy to:

Theodore J. Ghorra, Esq.

Nixon Peabody LLP

437 Madison Avenue

New York, New York 10022

Telephone: (212) 940-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☐	Large accelerated filer	☐	Accelerated filer
☐	Non-accelerated filer	☒	Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price per Security(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, $0.0001 par value to be issued under the 2014 Equity Incentive Plan	4,088,000	$2.18	$8,911,840	$897.43
Total	4,088,000	$2.18	$8,911,840	$897.43

(1)	Represents additional shares of common stock, par value $0.0001 per share (the “Common Stock”), of Spherix Incorporated (the “Registrant”) authorized for issuance under the Spherix Incorporated 2014 Equity Incentive Plan, as amended (the “2014 Plan”).

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (this “Registration Statements”) shall also cover any additional shares of Common Stock that may be offered or issued under the Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction.

(3)	Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Registrant’s common stock as reported on the NASDAQ Capital Market on March 15, 2016.

EXPLANATORY NOTE

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement registers an additional 4,088,000 shares of the Registrant’s Common Stock that may be offered and sold under the Plan. This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which one or more other registration statements filed on this form relating to the same employee benefit plan are effective. Pursuant to General Instruction E to Form S-8, the contents of the Registrant’s previously filed registration statement on Form S-8 relating to the Plan (File No. 333-197429), filed with the Securities and Exchange Commission on July 15, 2014, including any amendments thereto or filings incorporated therein, are hereby incorporated by reference herein to the extent not otherwise amended or superseded by the contents hereof.

On February 26, 2016, the Registrant held a special meeting (the “Special Meeting”) of its stockholders, which had been adjourned from February 22, 2016. At the Special Meeting, the Registrant’s stockholders voted affirmatively, among other things, to amend the 2014 Plan to increase the number of shares of Common Stock authorized to be issued pursuant to the 2014 Plan from 4,161,892 to 8,250,000 (disregarding the effect of the reverse stock split).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits

EXHIBIT NUMBER	EXHIBITS

5.1	Opinion of Nixon Peabody LLP
23.1	Consent of Marcum LLP
23.2	Consent of Nixon Peabody LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this Registration Statement)

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of an amendment to a filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on April 6, 2016.

SPHERIX INCORPORATED

Date: April 6, 2016

	By:	/s/ Anthony Hayes
Name: Anthony Hayes Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Anthony Hayes as his true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any and all amendments (including post effective amendments) to this registration statement and to any registration statement filed pursuant to Rule 462(b), and to file same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney in fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney in fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirement of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated:

Name	Position	Date

/s/ Anthony Hayes	Chief Executive Officer, Director	April 6, 2016
Anthony Hayes

/s/ Frank Reiner	Interim Chief Financial Officer	April 6, 2016
Frank Reiner

/s/ Robert J. Vander Zanden	Director, Chairman of the Board	April 6, 2016
Robert J. Vander Zanden

/s/ Howard E. Goldberg	Director	April 6, 2016
Howard E. Goldberg

/s/ Jeff Ballabon	Director	April 6, 2016
Jeff Ballabon

/s/ Tim Ledwick	Director	April 6, 2016
Tim Ledwick

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBITS

5.1	Opinion of Nixon Peabody LLP
23.1	Consent of Marcum LLP
23.2	Consent of Nixon Peabody LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page of this Registration Statement)